SUBSCRIPTION AGREEMENT



               relating to limited liability company interests in

                              ML SSG Delaware, LLC



                                     between



                              ML SSG DELAWARE, LLC



                                    as Issuer



                                       and



                           THE PURCHASERS NAMED HEREIN



                                  as Purchasers


                         Dated as of September 15, 2000





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                  THIS SUBSCRIPTION AGREEMENT, dated as of September 15, 2000, is being executed by ML SSG DELAWARE, LLC (the "Issuer"), a limited liability company organized under the laws of the State of Delaware, and the purchasers listed on the signature pages hereto (each, a "Purchaser" and collectively, the "Purchasers").

                                    PREAMBLE

                  WHEREAS, the Issuer desires to sell to each Purchaser, and each Purchasers desire to purchase from the Issuer, one Unit (collectively, the "Units") of the Issuer.

                  NOW, THEREFORE, in consideration of the premises, mutual agreements and covenants hereinafter set forth, the Purchasers and the Issuer hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  All capitalized terms used in this Subscription Agreement shall have the meanings provided below:

                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such specified Person.

                  "Closing" means the purchase and sale of the Units in accordance with the terms and conditions of this Subscription Agreement, which shall take place on the Closing Date.

                  "Closing Date" means the date on which the Closing occurs as provided in Section 2.03 of this Subscription Agreement.

                  "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "Encumbrance" means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.


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                  "Governmental Authority" means any federal, state or local government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "Issuer" shall have the meaning provided for such term in the introduction hereto.

                  "Law" means any federal, state or local statute, law, ordinance, regulation, rule or code.

                  "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

                  "Purchase Price" shall have the meaning provided for such term in Section 2.02 hereof.

                  "Purchaser" shall have the meaning provided for such term in the introduction hereto.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subscription Agreement" means this Subscription Agreement, as amended or supplemented from time to time.

                  "Unit" means a unit representing a limited liability company interest in the Issuer with the designations, rights and preferences set forth in the Amended and Restated Limited Liability Company Agreement of the Issuer.

                                   ARTICLE II
                                PURCHASE AND SALE

                  Section 2.01. Purchase and Sale of the Units. Upon the terms and subject to the conditions contained in this Subscription Agreement, at the Closing, the Issuer shall sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Issuer, one Unit.

                  Section 2.02. Purchase Price. The purchase price of each Unit (the "Purchase Price") shall be $500 per Unit, payable in accordance with the terms and conditions of this Subscription Agreement and in the manner provided in Section 2.03(b) hereof.

                  Section 2.03. Closing. (a) Subject to the terms and conditions of this Subscription Agreement, the sale and purchase of the Units contemplated by this Subscription Agreement shall take place at the Closing, to be held at the offices of Shearman & Sterling at 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time, on October 20,


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2000, or at such other place or at such other time or on such other date as the
Issuer and the Purchasers may mutually agree upon in writing.

                  (b) At the Closing, (i) the Issuer shall register or cause to be registered in the Issuer's transfer books the name of each Purchaser as the registered owner of one Unit, and (ii) each Purchaser shall deliver to the Issuer, by check, the amount of $500, being the Purchase Price for such Unit.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

                  As an inducement to the Purchasers to enter into this Subscription Agreement, the Issuer hereby represents and warrants to the Purchasers as follows:

                  Section 3.01. Organization and Authority of the Issuer. The Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into this Subscription Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

                  The execution and delivery of this Subscription Agreement by the Issuer, the performance by the Issuer of its obligations hereunder and the consummation by the Issuer of the transactions contemplated hereby, have been duly authorized by all requisite action on the part of the Issuer. This Subscription Agreement has been duly executed and delivered by the Issuer and constitutes a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  Section 3.02. Issuance of Units. The Units have been duly and validly authorized and, when issued and delivered against payment therefore as provided herein, will be duly and validly issued and fully paid and non-assessable.

                  Section 3.03. No Conflict. The execution, delivery and performance of this Subscription Agreement by the Issuer does not and will not
(a) violate, conflict with or result in the breach of any provision of the Issuer's Certificate of Formation or Amended and Restated Limited Liability Company Agreement, (b) conflict with or violate any Law or Governmental Order applicable to the Issuer or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Issuer pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Issuer is a party or by which any of such assets or properties are bound or affected, in each case where such violation, conflict, breach or default would have a material adverse effect on the ability of the Issuer to consummate the transactions contemplated by this Subscription Agreement.


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                  Section 3.04. Absence of Litigation. There is no lawsuit,
action, proceeding or investigation pending or, to the Issuer's knowledge, threatened against the Issuer which purports to affect the validity, enforceability or legality of this Subscription Agreement or the consummation of the transactions contemplated hereby.

                  Section 3.05. Compliance with Securities Laws. Neither the Issuer, nor any of its Affiliates, nor any Person acting on its or their behalf has (a) offered the Units, or solicited offers to buy the Units, under circumstances that would require the registration of the Units under the Securities Act or (b) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Units.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  As an inducement to the Issuer to enter into this Subscription Agreement, each Purchaser hereby represents and warrants to the Issuer as follows:

                  Section 4.01. Organization and Authority of the Purchasers. This Subscription Agreement has been duly executed and delivered by such Purchaser and constitutes a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. If such Purchaser is not an individual: such Purchaser is duly organized, validly existing and in good standing under the laws of the state of its organization and has full power and authority to enter into this Subscription Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

                  The execution and delivery of this Subscription Agreement by such Purchaser, the performance by such Purchaser of its obligations hereunder and the consummation by such Purchaser of the transactions contemplated hereby, have been duly authorized by all requisite action on the part of such Purchaser.

                  Section 4.02. No Conflict. The execution, delivery and performance of this Subscription Agreement by the Purchaser do not and will not
(a) if such Purchaser is not an individual, violate, conflict with or result in the breach of any provision of its organizational documents, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected, in each case where such violation, conflict, breach or default would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Subscription Agreement.


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                  Section 4.03. Absence of Litigation. There is no lawsuit,
action, proceeding or investigation pending or, to the Purchaser's knowledge, threatened against the Purchaser which purports to affect the validity, enforceability or legality of this Subscription Agreement or the consummation of the transactions contemplated hereby.

                  Section 4.04. Investment Purpose. Such Purchaser is acquiring the Units solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof and such Purchaser acknowledges and agrees that in purchasing the Units in accordance with the provisions hereof, such Purchaser is exercising its own independent judgment and assessment, and that it has consulted and will consult with its own legal, regulatory, tax, business, investment, financial and accounting advisors, as to the consequences of the acquisition, ownership or any subsequent reoffer or resale by it of the Units. Such Purchaser acknowledges that it understands that any certificates evidencing the Units shall, until such time that the Units are registered under the Securities Act, bear a legend stating that (i) the Units have not been registered under the Securities Act, (ii) were issued in reliance upon the Purchaser's representation that the Units were being acquired for investment and not for resale, (iii) will not be transferred on the books of the Issuer unless accompanied by an opinion of counsel, satisfactory to the Issuer, that such transfer may be made without registration under the Securities Act or that the Units have been so registered under a registration statement which is in effect at the date of such transfer and (iv) are also subject to the restrictions on transfer contained in this Subscription Agreement and no transfer of the Units will be made on the books of the Issuer unless accompanied by evidence of compliance with the terms of this Subscription Agreement.

                  Section 4.05. Status of Purchaser. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under Section 4(2) of the Securities Act, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Units, and is able to bear the economic risk of such investment for an indefinite period of time.

                                    ARTICLE V
                              ADDITIONAL AGREEMENT

                  Section 5.01. Further Action. Subject to the terms and conditions of this Subscription Agreement, each of the parties hereto shall use all reasonable efforts to take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper or advisable, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Subscription Agreement and consummate and make effective the transactions contemplated by this Subscription Agreement.

                  Section 5.02. Investigation. Each Purchaser acknowledges and agrees that (i) the Issuer has furnished or given the Purchaser adequate access to all information relating to the Issuer and the Units, including the value of the Units, and has made available to such Purchaser an opportunity to ask questions and receive answers concerning the terms and conditions of such Purchaser's investment in the Units and (ii) based on the information obtained by it as provided in (i) above and such other investigation as such Purchaser has deemed adequate, it has made its


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own inquiry and investigation concerning the Issuer and has, based on such information, formed an independent judgment concerning the Issuer and the Units, including the value of the Units.

                  Section 5.03. Legal, Tax and Regulatory Treatment. Each Purchaser represents and warrants to the Issuer that, in connection with the purchase of the Units, and with respect to any information or communication received regarding the value of the Units, it has had the opportunity to consult with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it deems necessary, and it has and will continue to make its own decisions (including without limitation, decisions regarding the appropriateness and/or suitability of the purchase of the Units) based upon its own judgment and upon any advice from such advisors as it deems necessary. Each Purchaser agrees that the Issuer has not made any representation, warranty or assurance as to the legal, regulatory, tax, business, investment, financial or accounting treatment or consequences regarding the purchase of and investment in the Units, except as expressly set forth herein.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

                  Section 6.01. Conditions to Obligations of the Issuer. The obligations of the Issuer to consummate the transactions contemplated by this Subscription Agreement as to each Purchaser shall be subject to the conditions that (i) the representations and warranties of such Purchaser contained in this Subscription Agreement shall have been true and correct when made and shall be true and correct in all material respects on the Closing Date, with the same force and effect as if made as of the Closing Date and (ii) the covenants and agreements contained in this Subscription Agreement to be complied with by such Purchaser at or prior to the Closing shall have been complied with in all material respects.

                  Section 6.02. Conditions to Obligations of the Purchasers. The obligations of the Purchasers to consummate the transactions contemplated by this Subscription Agreement shall be subject to the conditions that (i) the representations and warranties of the Issuer contained in this Subscription Agreement shall have been true and correct when made and shall be true and correct in all material respects on the Closing Date, with the same force and effect as if made as of the Closing Date and (ii) the covenants and agreements contained in this Subscription Agreement to be complied with by the Issuer at or prior to the Closing shall have been complied with in all material respects.

                                   ARTICLE VII
                               GENERAL PROVISIONS

                  Section 7.01. Indemnification. Each Purchaser and the Issuer agree to indemnify any party hereto and its Affiliates seeking indemnification hereunder and hold such party and its Affiliates harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees and expenses in connection with any Action) incurred or suffered by such party or any of its Affiliates, arising out of any misrepresentation or breach of warranty, covenant or agreement contained in this Subscription Agreement made or to be performed by the indemnifying party.


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                  Section 7.02. Expenses. Except as otherwise specified in this
Subscription Agreement, all costs and expenses, including, without limitation, fees and disbursements of financial advisors and accountants, incurred in connection with the negotiation, execution, delivery and performance of this Subscription Agreement and the transactions contemplated hereby shall be paid by the respective party incurring such costs and expenses, whether or not the Closing shall have occurred.

                  Section 7.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by courier, as of the date received if mailed by registered or certified mail (postage prepaid, return receipt requested) or as of the date sent if sent by cable, telecopy, telegram or telex, to the respective parties at the following addresses or telecopier numbers (or at such other address or telecopier number for a party as shall be specified in a notice given in accordance with this
Section 7.03):

                  (a)      if to the Issuer:

                  ML SSG Delaware, LLC
                  P.O. Box 9011
                  Princeton, New Jersey 08543
                  Tel: (609) 282-2800
                  Fax:  (609) 282-3222
                  Attention: Terry K. Glenn

                  (b)      if to any Purchaser, to such Purchaser, c/o

                  Merrill Lynch Investment Partners
                  c/o Winston Clinton
                  Princeton Corporate Campus
                  800 Scudders Mill Road, Section 2-G
                  Plainsboro, NJ  08536
                  Tel: (609) 282-8540

                  Section 7.04. Headings. The descriptive headings contained in this Subscription Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Subscription Agreement.

                  Section 7.05. Severability. If any term or other provision of this Subscription Agreement is invalid, illegal or incapable of being enforced by reason of any Law or public policy, all other terms and provisions of this Subscription Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Subscription Agreement so as to effect the original intent of the parties as closely as possible, in an acceptable manner, in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.


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                  Section 7.06. Assignments, Parties in Interest, Binding
Effect. None of the parties hereto may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other parties, and any purported assignment without such consent is void. This Subscription Agreement, including the representations and warranties herein, shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns whether so expressed or not, and, except as expressly provided in Section 7.01, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Subscription Agreement.

                  Section 7.07. Governing Law. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  Section 7.08. Counterparts. This Subscription Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.




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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

 ML SSG DELAWARE, LLC                       PURCHASER



By:
   ------------------------------           -----------------------------
                                            Name






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